UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): July 9, 2010
ASCENT MEDIA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-34176 (Commission File Number)	26-2735737 (I.R.S. Employer Identification No.)
12300 Liberty Boulevard
Englewood, Colorado 80112
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (720) 875-5622

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
At the Ascent Media Corporation (the “ Company”) annual meeting of stockholders held on July 9, 2010, three matters were considered and acted upon: (i) the election of two directors to serve as Class II members of the Company’s Board until the 2013 annual meeting of stockholders or until their respective successors are elected, (ii) the ratification of the selection of KPMG LLP as the Company’s independent auditors for the year ending December 31, 2010, and (iii) a stockholder proposal relating to the redemption of the preferred share purchase rights issued pursuant to the Company’s Rights Agreement, dated September 17, 2008, as amended. The number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each such matter, are set forth below.
1. Election of Directors

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Philip J. Holthouse	17,052,328	971,145	1,810,557
Brian C. Mulligan	16,780,731	1,242,742	1,810,557
Pursuant to the by-laws of the Company, directors of the Company are elected by plurality. Accordingly, both Mr. Holthouse and Mr. Mulligan were elected as directors at the annual meeting. Broker non-votes had no effect on voting for the election of directors.
The foregoing nominees also served on the Company’s board of directors prior to the annual meeting. The term of the following directors continued following the annual meeting: William R. Fitzgerald, John C. Malone, Michael J. Pohl and Carl E. Vogel.
2. Ratification of Auditors

Votes For	Votes Against	Abstentions	Broker Non-Votes
19,690,566	113,280	30,184	0
Approval of the auditors ratification proposal required the affirmative vote of a majority of the voting power of the shares of our common stock outstanding on the record date that were present in person or by proxy at the annual meeting, voting together as a single class. Accordingly, the ratification of auditors proposal was approved.
3. Stockholder Proposal

Votes For	Votes Against	Abstentions	Broker Non-Votes
8,756,189	9,133,883	133,401	1,810,557
Approval of the stockholder proposal required the affirmative vote of a majority of the voting power of the shares of our common stock outstanding on the record date that were present in person or by proxy at the annual meeting, voting together as a single class. Accordingly, the stockholder proposal was not approved. Broker non-votes were not counted as present at the annual meeting for purposes of the stockholder proposal.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: July 13, 2010

ASCENT MEDIA CORPORATION
By:	/s/ William E. Niles
	Name:	William E. Niles
	Title:	Executive Vice President, General Counsel and Secretary